EXHIBIT 10.1

AMENDMENT TO THE SHARE SUBSCRIPTION CUM PURCHASE AGREEMENT DATED 15TH DAY OF SEPTEMBER, 2007

THIS Amendment to the Share Subscription cum Purchase Agreement dated 15th September, 2007 (hereinafter referred to as “Agreement”) is entered on this 19th day of December, 2007 at Mumbai

BY AND AMONG

INDIA GLOBALIZATION CAPITAL, INC. a company organized under the laws of the State of Maryland and having its office address at 4336 Montgomery Avenue Bethesda, MD 20814, acting directly or indirectly through one or more of its newly formed non US Affiliates, alongwith such newly formed non-US Affiliates (hereinafter collectively referred to as “Investor”, which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors and assigns) of the FIRST PART;

AND

SRICON INFRASTRUCTURE PRIVATE LIMITED, a company incorporated under the Indian Companies Act, 1956, having its registered office at Sricon House 25, Pragati Layout, Rajeev Nagar, Nagpur, India (hereinafter referred to as "Company" which expression shall, unless repugnant to the context or meaning thereof, be deemed to mean and include its successors) of the SECOND PART;

AND

THE PERSONS whose names and addresses are set out in Schedule 1 hereto (hereinafter referred to as "Promoters", which expression shall, unless repugnant to the context or meaning thereof, be deemed to mean and include their heirs, legal representatives, executors, and administrators) of the THIRDPART.

(The Investor, the Promoters and the Company may hereinafter be referred to individually as “Party” and collectively as “Parties”, as the context may require).

WHEREAS

A.
The Parties entered into a Share Subscription cum Purchase Agreement on the 15th day of September, 2007 (the “SSA”), setting out the terms and conditions subject to which the Investor would subscribe to the Subscription Shares;

B.
Clause 3 of the SSA sets out the conditions to be satisfied by the Parties prior to the Investor subscribing to the Subscription Shares. Some of the conditions to be satisfied by the Parties are as under: (i) completion of a business, financial, accounting, tax, technical, legal and regulatory due diligence on the Company by the Investor and resolution of all issues arising therefrom to the satisfaction of the Investor on or before 45 Business Days from the date of this Agreement, (ii) resolution being passed at a duly constituted meeting of the board of directors of Investor and a resolution being passed at duly constituted meeting of the shareholders of the Investor, approving the subscription to the Subscription Shares and the satisfaction of all other conditions for the Investor to effect a Business Combination as set forth in the Investor's Prospectus dated March 3, 2006 as filed with the US Securities and Exchange Commission, (iii) the Promoters obtaining written consents from all banks, financial institutions, lenders of the Company and all other third parties as may be required for change in shareholding of the Company in form and substance satisfactory to the Investor, (iv) each of the Promoters delivering to the Investor a no-objection certificate in the form contained in Schedule 4 to the SSA and a no-objection certificate from the Company in the form contained in Schedule 4A to the SSA;

C.
The Company is in need of urgent funds and pending satisfaction of the conditions precedent set out in Clause 3 of the SSA, has requested the Investor to infuse the Portion of Subscription Price (as defined below), towards subscription to Portion of Subscription Shares (as defined below);

D.	The Investor has agreed to subscribe to the Portion of Subscription Shares in the Company subject to the terms and conditions set out in this Agreement.

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES COVENANTS AND AGREEMENTS HEREIN CONTAINED, THE PARTIES AGREE AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

“Account” means the account to be opened by the Parties with Citibank N.A.

“Completion” means completion of the events specified in Clause 5 hereof and the Investor being registered as a member in respect of the Portion of the Subscription Shares in the register of members of Company.

‘Completion Date' shall mean the date specified by the Investor for Completion.

“Existing Accounts” means the current accounts maintained by the Company with Allahabad Bank, Manish Nagar branch, Nagpur, bearing account no. 20075 and State Bank of India, Jaiprakash Nagar branch, Sonalwada, Nagpur, bearing account no. 30095731720,

“Funding” means the funding of the Portion of Subscription Price by the Investor upon fulfillment, or waiver, of the conditions precedent prescribed in Clause 4;

“Funding Date” means the date on which the Funding occurs;

“Portion of Subscription Price” means Rs. 12,83,42,500/- (Rupees Twelve Crores Eighty Three Lacs Forty Two Thousand Five Hundred only) forming part of the Subscription Price.

“Portion of Subscription Shares” means 5,03,620 equity shares, constituting 14.66% of the post issued paid up share capital of the Company and forming part of the Subscription Shares.

“Promoters Shares” means 15,79,711 Shares representing 53.88% of the existing Share Capital of the Company.

“SSA” shall have the meaning ascribed to it in Recital A.

All capitalized expressions not defined in the Agreement, but defined in the SSA, shall have the same meaning ascribed to it in the SSA.

2.	SUBSCRIPTION FOR SHARES AND INITIAL ADVANCE AGAINST SHARES

(a)
Subject to the terms of this Agreement, the Investor hereby agrees to subscribe for, and the Company agrees to allot and issue to the Investor at Completion, the Portion of Subscription Shares, provided that subject to Clause 3, the Portion of Subscription Price shall be funded as advance against Shares of the Company.

(b)	The consideration payable by the Investor to the Company for the Portion of Subscription Shares shall be the Portion of Subscription Price or thereabout as the Parties may mutually agree.

3.	CONDITIONS PRECEDENT

The obligation of the Investor to fund the Portion of Subscription Price is subject to the fulfillment, prior to or simultaneously on the Funding Date (or at the time specified below), of the following conditions and delivery and execution of the following items in form and substance satisfactory to the Investor, any one or more of which may be waived in writing by the Investor in its sole discretion:

(a)	the Representations and Warranties as provided in Clause 5 and Schedule 3 of the SSA and under this Agreement, remaining true and correct on the Funding Date;

(b)
approval of the Board for (i) the execution, delivery and performance by the Company of this Agreement, (ii) creation of an Account in the manner and for the purposes contemplated in this Agreement, (iii) appointment of the Investor’s nominee as an authorized signatory to the Existing Accounts and the Account to be created pursuant to this Agreement, (iv) deposit into the Account, 20% of the receivables paid into the Existing Accounts, including without limitation, the receivables due to the Company pursuant to the Joint Venture Agreement entered into by the Company with Hindustan Steel Works Constructions Limited, (v) granting irrevocable authority to the Investor’s nominee being the authorized signatory to the Account, to operate and withdraw the amounts lying to the credit of the Account at any time and for any reason whatsoever,  (vi) subject to the approval of the members, amending the Articles of Association of the Company to give effect to the matters set out in Clause 4, (vii) in-principle allotment of such number of shares to the Investor, at the specific request of the Investor, pending subscription to the entire Subscription Shares, as will increase the Investor’s shareholding in the Company to 51%, and an undertaking that such allotment will be completed within 2 working days of the Investor infusing funds towards subscription to the share capital of the Company and requesting the Company to allot Shares, and (viii) implementing the relevant transactions set forth in this Agreement to which the Company is a party or which require approval by the Board;

(c)
each of the Company and the Promoters having performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Funding;

(d)	memorandum and articles of association of the Company being amended to reflect, to the extent permitted by law, the provisions of this Agreement;

(e)	one (1) nominee of the Investor having been duly elected/appointed as Director, effective upon Funding;

(f)	the Company having opened the Account;

(g)
evidence being adduced by the Promoters, of written instructions issued to the banks with whom the Existing Accounts are maintained by the Company, of the inclusion of Mr. Ram Mukunda as an authorized signatory to the Existing Accounts and evidence being adduced of written instructions issued to Citibank N.A of the change in authorized signatories and appointment of Mr. Ram Mukunda of the sole authorized signatory of the Account with Citibank;

(h)
certificate from the Promoters and the Company confirming that (i) they have given written instructions to the banks with whom Existing Accounts are maintained, for automatic transfer into the Account, every month, with effect from April 1, 2008, of 20% of the receivables paid into the Existing Accounts, including without limitation, the receivables due to the Company pursuant to the Joint Venture Agreement entered into by the Company with Hindustan Steel Works Constructions Limited, and that they have taken all necessary steps to ensure automatic and regular transfer of funds as contemplated herein, (ii) no lender or third party has any rights over the funds lying to the credit of the Existing Accounts (iii) the Company has not entered into any agreement or understanding whereby any party other than the Investor has priority over the funds in the Existing Accounts or the Account;

(i)
the Company appointing the Investor’s nominee as the authorized signatory to the Account with an undertaking that (i) except upon specific written instructions of the Investor, the Investor’s nominee shall not be replaced and such appointment and understanding having been communicated to Citibank N.A (ii) they shall not open any savings or current account or any other account with any bank except with the specific written consent of the Investor;

(j)
the Company issuing irrevocable written instructions to Citibank N.A., to honor all cheques, demand drafts and other payment instructions issued by the Investor’s nominee, without first obtaining approval of the Promoters or the Company;

(k)
the Company obtaining a certificate from an independent chartered accountant indicating the ‘fair value’ of the Shares calculated in accordance with the Guidelines for Valuation of Shares and Fixation of Premia.

The Promoters shall fulfill all their obligations hereunder and shall, to the extent within their power and control, cause the Company to fulfill all its obligations hereunder so as to ensure that the conditions set forth in this Clause are fulfilled by such dates as specified above, to the satisfaction of the Investor.

4.	FUNDING EVENTS

(a)	Funding shall take place on the Funding Date, or at such other place as the Parties may agree. The Portion of Subscription Price shall be retained as advance against Shares, until Completion.

(b)
Simultaneously upon Funding, the provisions of Clauses 3 (Conditions subsequent to Completion), 4.1(e) (Voting), 4.1(g) (Meeting and Minutes of Board Meeting), 4.1(h) (Notice), 4.1(i) (Quorum), 4.1(j) (Determination of Quorum), 4.1(k) (Resolution by Circulation), 4.2 (Management and other Committees), 4.3 (Rights of the Investor), 4.4 (Veto Rights, to the extent of meetings of the Board) (subject to Clause 4(e) herein) and 5 (Dividend Policy) of the Shareholders Agreement shall become effective and the Promoters and the Company shall be bound by the terms contained therein.

(c)	The Promoters and the Company shall not propose any resolution at a Shareholders Meeting, if such resolution has not been approved by the director nominated by the Investor at a meeting of the Board.

(d)
Until Completion under this Agreement, the Promoters shall not be entitled to Transfer all or any part of their Shareholding to any Person. Approval of the director nominated by the Investor shall be required for passing any resolution which will have the effect of changing the signatories to the Existing Accounts or the Account and for opening any account with any bank.

(e)
The Parties agree that where a resolution for allotment of shares in favour of the Investor is proposed by the director nominated by the Investor, the Promoters shall (if they are also Directors) / cause the directors nominated by them on the Board, to vote in favour of the resolution.

(f)	A meeting of the shareholders shall be convened and a special resolution shall be passed approving amendment to the Articles of Association, to give effect to the matters set out in this Agreement.

(g)
The Promoters agree and acknowledge that until Funding, they are in complete control over the affairs of the Company and undertake that they shall, to the extent within their power and control, cause the Company to fulfill all its obligations hereunder so as to ensure that the covenants set forth in this Agreement are fulfilled by such dates as specified in this Agreement. To secure the performance of the obligations of the Promoters and the Company as set out in this Agreement, the Promoters shall create a pledge on the Promoter Shares in favour of the Investor or any Person nominated by it. For such purpose, the Promoters shall on the Funding Date or any date thereafter, and if required, with the approval of the regulatory authorities, if required, deliver the following documents to the Investor, or his representative/nominee:

•	Original certificates evidencing right, title and interest to the Promoter Shares;
•	Undated share transfer forms signed by the Promoters in favour of the Investor;
•
A duly stamped, irrevocable power of attorney (substantially in the form and content as specified in Schedule 2hereof) from each Promoter, pursuant to which each Promoter permits the Investor to take all necessary action and sign all necessary documents, letters, undertakings etc. as may be required so as to effect a transfer of the Promoter Shares to the Investor or any of his nominees, as the case may be, and be registered as a ‘member’ in respect of the Promoter Shares;

•	the shareholding pattern of the Company after the exercise of the pledge by the Investor.

(g)
The Promoters unconditionally agree, acknowledge, undertake and confirm that they shall take all necessary action and sign all necessary documents, letters, undertakings etc. as may be required so as to effect a transfer of the Promoter Shares to the Investor or any of his nominees, as the case may be, and be registered as a member inrespect of the Promoter Shares, if called upon by the Investor to do so.

(h)
The Promoters and the Company agree and acknowledge that the covenants and obligations under Clauses 3 and 4 relate to special, unique and extraordinary matters, and that a violation of any of the terms of such covenants and obligations will cause the Investor irreparable injury and hence the Investors shall be entitled to specific performance of the obligations undertaken by the Company and/or the Promoters under Clauses 3 and 4.

5.	COMPLETION EVENTS

(a)
Upon fulfillment of all the Conditions Precedent set out in the SSA, to the satisfaction of the Investor or if specifically waived in writing by the Investor, the Parties shall proceed to complete the allotment of the Portion of Subscription Shares to the Investor in the manner provided in this Clause.

(b)	At Completion, the Company shall:

•	allot and issue to the Investor, the Portion of Subscription Shares;

•	deliver to the Investor one or more original share certificates and other instruments, if any, evidencing the Investor’s title to the Portion of Subscription Shares;

•	duly register, as required by Law, the Portion of Subscription Shares in the Company's registers and provide evidence thereof to the Investor;

(c)
If any one or more of the Conditions Precedent set out in the SSA are not satisfied to the satisfaction of the Investor or waived in writing by the Investor, the Investor shall notify the Promoters and the Company of the non satisfaction of the Condition Precedent. Within 7 days of receipt of such intimation from the Investor, the Promoters shall cause the Company to and the Company shall refund an amount equivalent to the Portion of Subscription Price to the Investor. If the Company fails to make repayment of the Portion of Subscription Price to the Investor within 7 days of receipt of notice from the Investor, the Investor’s nominee shall, without any further act or approval of the Promoters or the Company, issue instructions to the Citibank N.A., to repatriate funds lying in the Account to the Investor and the Parties shall cause Citibank N.A. to forthwith repatriate such funds to the Investor.

(d)
If the funds lying in the Account is less than the Portion of Subscription Price, the Promoters will cause the Company to fund the Account with such amount by which the funds lying in the Account fall short of the Portion of Subscription Price. If the Promoters fail to cause the Company to fund the shortfall in the Portion of Subscription Price, or upon the Promoters and/or the Company committing a breach of any of their obligations under this Agreement and more specifically under Clause 5 hereof and failing to remedy the breach within 7 days of being notified of the same by the Investor, then, without prejudice to any of its rights under this Agreement, the Investor shall have a right to forthwith exercise the pledge and at its discretion, require the Board to allot to itself, Portion of Subscription Shares andtake all necessary action,to be registered as a member of the Company in respect of the Promoter Sharesand or Portion of Subscription Shares.

(e)
Upon the Promoters and/or the Company committing a breach of any of their obligations under Clause 5(d)hereof and failing to remedy the breach within 7 days of being notified of the same by the Investor and the Investor being unable to exercise the pledge and / or be registered as a member in respect of the Promoter Shares or any part thereof, due to any reason whatsoever, the Investor shall be entitled, pending subscription to the Subscription Shares, to be allotted Portion of Subscription Shares and to subscribe to such number of shares in the Company as will bring its shareholding to 51% of the paid up share capital of the Company as on such date (“Additional Shares”). Upon exercise of such option by the Investor, and upon infusion of funds by the Investor towards subscription to the Additional Shares, the Company shall allot Additional Shares to the Investor and at such price as may be determined by the Investor, provided that the pricing shall be in accordance with the laws of India. Upon exercise of such option by the Investor, the Investor shall be entitled to appoint majority directors on the Board and exercise all rights available to the Investor under law, as a 51% shareholder in the Company.

(f)
The Promoters and the Company hereby undertake that they shall, upon exercise by the Investor of its right under Clauses 5(d)and 5(e) above, cooperate with the Investor and take all necessary steps to ensure that the name of the Investor or any Person nominated by the Investor is registered as a ‘member’ in the register of members of the Company in respect of the Promoter Sharesand Additional Shares.

(h)
In the event of enforcement of pledge by the Investor, of the Promoter Shares, or in the event of the Promoters committing a breach of any of their obligations of causing the Company to perform its obligations, or in the event of subscription by the Investor, to Additional Shares, in the circumstances set out in Clause 5(e)above, subject to the rights available to the Investor to appoint majority Directors on the Board and exercise all rights available to the Investor under law, as a 51% shareholder in the Company, the provisions of the Shareholders Agreement will get triggered. However, notwithstanding anything to the contrary contained in the Shareholders Agreement, the Investor shall not be subject to any restrictions on transfer of Portion of Subscription Shares or Promoter Shares or Additional Shares, whether set out in the Shareholders Agreement or otherwise and the provision of this clause shall supersede anything to the contrary contained in the Shareholders Agreement or under any other agreement entered into between the Parties.However, the Promoters and the Company agree that they shall be bound by Clauses 6, 7, 8 and 9 of the Shareholders Agreement.

6.	BOARD REPRESENTATION

(a)
The Parties agree and acknowledge that the Investor shall be entitled to appoint one director on the Board effective upon Funding and that such director shall be appointed under Section 255(2) of the Act. The Promoters and the Company shall not be entitled to remove the Director appointed/nominated by the Investor, unless required by Law.

(b)
The right of nomination and appointment of the director conferred on the Investor under Clause 6(a) shall include the right at any time to remove from office any such persons nominated or appointed by them and from time to time determine the period for which such persons shall hold office as Director. If the Investor desires that any director nominated or appointed by it should cease to be a director of the Company, the Promoters shall cause, and shall exercise its voting rights in such manner, so as to ensure such removal and appointment of new director nominated by the Investor to replace the director so removed as soon as may be practicable.

(c)
The director appointed/nominated by the Investor shall be entitled to receive all notices, agenda, etc. and to attend all General Meetings and Board Meetings and Meetings of any Committees of the Board of which they are members.

(d)
In the event the Investor or any of its Affiliates cease to (i) be shareholders of the Company, then all the rights of the Investor as a Shareholder shall automatically terminate and the Investor shall cause his nominee Director to resign from the Board.

7.	VALIDITY OF SSA

(a)
Except to the extent specifically modified by this Agreement, all the terms of the SSA shall survive and continue to remain valid and binding on the Parties. Reference in the SSA to subscription to Investor Shares or Subscription Shares respectively, wherever they appear, shall be deemed to mean subscription to Investor Shares or Subscription Shares as respectively reduced by the Portion of Subscription Shares and Additional Shares and reference to payment of Investor Price or Subscription Price, respectively, wherever they appear in the SSA, shall be deemed to mean payment of Investor Price or Subscription Price as respectively reduced by the Portion of Subscription Price and price paid for the Additional Shares.

(b)	This Agreement shall become effective upon the execution and delivery of this Agreement by the Investor, the Promoters and the Company.

(c)
Except as expressly set forth in this Agreement, all agreements, covenants, undertakings, provisions, stipulations, and promises contained in the SSA are hereby ratified, readopted, approved, and confirmed and remain in full force and effect.

8.	RESOLUTION OF DISPUTES

(a)
Amicable Settlement: If any dispute arises between Investor and/or the Promoters and/or Company during the subsistence of this Agreement or thereafter, in connection with the validity, interpretation, implementation or alleged breach of any provision of this Agreement or regarding a question, including the question as to whether the termination of this Agreement by one Party hereto has been legitimate (“Dispute”), the disputing Parties hereto shall endeavour to settle such Dispute amicably. The attempt to bring about an amicable settlement shall be considered to have failed if not resolved within 60 days from the date of the Dispute.

(b)
Conciliation: If the Parties are unable to amicably settle the Dispute in accordance with Clause 8(a) within the period specified therein, the Parties shall forthwith but not later than 30 days after expiry of the aforesaid period, refer the Dispute to Mr. Ram Mukunda and Mr. R.L. Srivastava for resolution of the said Dispute. The attempt to bring about such resolution shall be considered to have failed if not resolved within 30 days from the date of receipt of a written notification in this regard.

(c)
Arbitration: If the Parties are unable to amicably settle the Dispute in accordance with Clause 8(b) within the period specified therein, any Party to the Dispute shall be entitled to serve a notice invoking this Clause and making a reference to an arbitration panel of three arbitrators. Each party to the dispute shall appoint one arbitrator within 30 days of receipt of the notice of the Party making the reference, and the two arbitrators, so appointed shall appoint a third arbitrator. The Arbitration proceedings shall be held in accordance with the Arbitration and Conciliation Act, 1996. The decision of the arbitration panel shall be binding on all the Parties to the Dispute.

(d)	The place of the arbitration shall be Mumbai, India.

(e)	The arbitration proceedings shall be governed by the laws of India.

(f)	The proceedings of arbitration shall be in the English language.

(g)	The Arbitrator’s award shall be substantiated in writing. The court of arbitration shall also decide on the costs of the arbitration proceedings. The cost of arbitration shall be borne by the Company.

(h)	The award shall be binding on the Parties subject to the Applicable Laws in force and the award shall be enforceable in any competent court of law.

(i)	The Mumbai court (including any appellant court) in India shall have exclusive jurisdiction.

9.	MISCELLANEOUS

(a)	No Implied Waiver

Subject to the terms of this Agreement, the execution, delivery and performance of this Amendment Agreement shall not, except as expressly provided herein, constitute a waiver or modification of any provision of, or operate as a waiver of any right, power or remedy of the Parties under the SSA or prejudice any right or remedy that either Party may have or may have in the future under or in connection with the SSA or any instrument or agreement referred to therein.  The Parties hereto acknowledge and agree that the Representations and Warranties of the Parties contained in the SSA, the clauses on, including but not limited to indemnity and confidentiality shall survive the execution and delivery of this Amendment Agreement and the effectiveness hereof.

(b)	Governing law

This Agreement shall be governed and construed in accordance with the laws of India.

(c)	Costs

Each Party shall bear its own expenses incurred in preparing this Agreement.  The Company shall pay the stamp duty and other costs in respect of this Agreement and the issue and allotment of the Portion of Subscription Shares to the Investor.

(d)	Execution in Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

(e)	Assignment

This Agreement and the rights and liabilities hereunder shall bind and inure to the benefit of the respective successors of the Parties hereto, but no Party shall assign or transfer any of its rights and liabilities hereunder to any other Person without the prior written consent of the other Parties, which will not be unreasonably withheld. Notwithstanding anything stated above, the Investor shall be entitled to assign its rights and obligations hereunder, including its rights over the pledge of Promoter Shares, to any of its Affiliates or its holding company or ultimate parent company or their Affiliates, without the consent of the other Parties.

IN WITNESS WHEREOF THE PARTIES TO THIS AMENDMENT AGREEMENT HAVE SET AND SCRIBED THEIR HANDS AT MUMBAI, ON THE DAY MONTH AND YEAR FIRST NOTED ABOVE, IN PRESENCE OF:

SIGNED AND DELIVERED	)
BY THE WITHINNAMED "INVESTOR "	)
INDIA GLOBALIZATION CAPITAL, INC.	)
ON THE 19thDAY OF DECEMBER,2007)

IN THE PRESENCE OF:	)
WITNESS:	)
NAME AND ADDRESS:	)

SIGNED AND DELIVERED	)
BY THE WITHINNAMED "COMPANY"	)
BY THE HAND OF Mr.	)
R. L. SRIVASTAVAPURSUANT TO THE	)
RESOLUTION PASSED BY THE BOARD	)
ON THE 17th DAY OF DECEMBER,2007)

IN THE PRESENCE OF:	)
WITNESS:	)
NAME AND ADDRESS:	)

SIGNED AND DELIVERED	)
BY MR. R. L. SRIVASTAVA FOR HIMSELF AND ON BEHALF OFTHE "Promoters"	)
)
ON THE 19th DAY OF DECEMBER,2007)

IN THE PRESENCE OF:	)
WITNESS:	)

NAME AND ADDRESS:	)

SCHEDULE 1

NAME AND DETAILS OF PROMOTERS

Name of Shareholder	Number of Shares	% shareholding on a Fully Diluted Basis
Ravindra Lal Srivastava	1579711	53.88
Indravati Devi Srivastava	1152640	39.31
Sankata Prasad Srivastava	96640	3.30
Bihari Lal Srivastava	16000	0.55
Ramdulare Lal Srivastava	55168	1.88
Ramdulari Devi Srivastava	32000	1.09
Total	2932159	100

SCHEDULE 2

FORM OF POWER OF ATTORNEY

TO ALL TO WHOM THESE PRESENTS SHALL COME, I, Ravindra Lal Srivastava, an Indian inhabitant having my address at Sricon House 25, Pragati Layout, Rajeev Nagar, Nagpur, India (the “Pledgor”) SEND GREETINGS:

And Whereas the Pledgor is the legal and beneficial owner of 15,79,711 Equity Shares (“Equity Shares”) of Sricon Infrastructure Private Limited, a company registered under the Companies Act, 1956 and having its registered office at Sricon House 25, Pragati Layout, Rajeev Nagar, Nagpur, India (the “Company”) having full legal right, title and interest in those Equity Shares with power to deal with such Equity Shares in any manner the Pledgor thinks fit.

And Whereas the Pledgor, the Company and India Globalisation Capital, Inc. a company organised under the laws of the State of Maryland and having its office address at 4336 Montgomery Avenue Bethesda, MD 20814 (“Pledgee”) have entered into an Amendment Agreement dated December 19, 2007 (“Amendment Agreement”), pursuant to which the Investor has agreed to subscribe to Portion of Subscription Shares (as defined in the Amendment Agreement).

And Whereas the Pledgor along with the other Promoters of the Company (as defined in the Amendment Agreement) have undertaken to cause the Company to perform certain obligations under the AmendmentAgreement.

And Whereas the Pledgor has secured the performance by it of its obligations to cause the Company to do certain acts, by pledging and creating a charge on 15,79,711Equity Shares of the Company held by the Promoters (hereinafter referred to as the “Pledged Shares”).

Pursuant to Clause 4(c) of the Amendment Agreement, the Pledgor has undertaken and agreed to irrevocably appoint the Pledgee as its attorney-in-fact to take all necessary action and sign all necessary documents, letters, undertakings etc. as may be required so as to effect a transfer of the Pledged Shares to the Pledgee or any of his nominees. In pursuance of the above, the Pledgor is desirous of appointing the Pledgee as its Attorney.

Capitalized terms not defined herein shall have the meanings ascribed to them in the Amendment Agreement.

NOW KNOW YE ALL AND THESE PRESENTS WITNESS THAT

The Pledgor does hereby irrevocably nominate, constitute and appoint the Pledgee (i.e. INDIA GLOBALISATION CAPITAL, INC. a company organised under the laws of the State of Maryland acting directly or indirectly through one or more of its newly formed non US Affiliates, alongwith such newly formed non-US Affiliates, and having its office address at 4336 Montgomery Avenue Bethesda, MD 20814, or any hereinafter referred to as Attorney) to be the true and lawful Attorney of the Pledgor and in his name and on his behalf and at his risk and costs, to do or cause to be done the following acts, deeds, matters or things, that is to say:

1.
at any time, to take any action and execute any instrument, deed, document, undertaking etc. that the Attorney may deem necessary or advisable to keep the charge or pledge created over the Pledged Shares secured and in full force and effect.

2.	at any time after the Pledgor and/or the Company commit a breach of the provisions of the Amendment Agreement, in the opinion of the Investor:

a)
to execute any instrument, deed, document, undertaking including necessary transfer forms as transferor in respect of all the Pledged Shares in the name of the Pledgor including revalidation of blank transfer forms duly signed by the Pledgor in respect of the Pledged Shares so as to effect a transfer of the Pledged Shares to the Pledgee or its nominee, as the case may be, and to ensure that the name of the Pledgee and/or its nominee is incorporated in the ‘register of members’ as a ‘member’ in respect of the Pledged Shares;

b)	to sign on behalf of the Pledgor the consent letter in the form as set out herein;

c)	to vote at all or any meetings of the shareholders of the Company or otherwise to act as the Pledgor’s attorney or attorney’s representative(s) or proxy(ies) in respect of the Pledged Shares; and

d)	to appoint any proxy (ies) to represent the Pledgor at all or any meetings of the shareholders of the Company with full authority to vote at such meetings in such manner as the Attorney may deem fit.

3.	at any time, to make such declaration in respect of the Pledged Shares as may be in the opinion of the said Attorney required or necessary in law.

4.
at any time, to enter into, make, sign, execute, deliver, acknowledge and perform all engagements, contracts, agreements, indentures, papers, documents, writings, things, deeds etc. that may be necessary or proper to be entered into and signed, sealed, executed, delivered, acknowledged and performed for the purposes of giving effect to the transfer of the Pledged Shares to the Pledgee and/or its nominee.

5.
at any time, to offer the Pledged Shares for dematerialisation or rematerialisation pursuant to the Depositories Act, 1996 and the rules made and to obtain registration of the names of the beneficial owners thereof in the records of the Depository or any other intermediary, and to do all acts, deeds and things, and to execute and deliver all deed, documents and writing in order to obtain and implement dematerialisation or rematerialisation of the Pledged Shares.

6.	to act in relation to these premises as fully and effectually in all respects as we the Pledgor ourselves could do if personally present.

AND WE HEREBY agree to ratify and confirm all and whatsoever our said Attorney shall do or purport to do or cause to be done by virtue of these presents.

AND WE HEREBY declare that this Power of Attorney is and shall be irrevocable until the complete transfer of all the Promoter Shares from the Promoters to the Investor in accordance with the Amendment Agreement.

IN WITNESS WHEREOF the Pledgor has caused this Power of Attorney to be executed by its duly authorized signatory on the day, month and year first above written.

SIGNED AND DELIVERED BY [Insert name of each Promoter whose Shares are being pledged].

NOTARY

SCHEDULE 2A

SPECIMEN FORM OF CONSENT LETTER OF PROMOTERS

[On the letterhead of the Promoters]

[Insert Date]

Dear Sir,
Re:	Acquisition of 15,79,711 equity shares of Sricon Infrastructure Private Limited (“Company”) by India Globalisation Capital, Inc. (“Purchaser”) from Indian resident shareholders

I hereby accord my consent for the transfer of 15,79,711 equity shares held by me in Company to the Purchaser at a price of Rs. 254.84/- per share.

I request you to kindly take the above 'no objection' on record.

Yours faithfully,

[Name of Promoter]